ALEXANDER & BALDWIN

PARTNERS FOR HAWAI'I

SUPPLEMENTAL INFORMATION

AS OF AND FOR THE
THREE MONTHS ENDED MARCH 31, 2021

SAFEWAY
Matson
Matson
Matson
petco

PREMIER HAWAI'I REAL ESTATE COMPANY

ALEX
LISTED
NYSE

ALEXANDERBALDWIN.COM

Alexander & Baldwin, Inc.

Forward-Looking Statements
Statements in this Supplemental Information document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions, as well as the rapidly changing challenges with, and the Company's plans and responses to, the coronavirus 2019 ("COVID-19") pandemic and related economic disruptions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, risks associated with COVID-19 and its impact on the Company's businesses, results of operations, liquidity and financial condition, the evaluation of alternatives by the Company related to its materials and construction business and by the Company's joint venture related to the development of Kukui‘ula, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). The information in this Supplemental Information document should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.

Basis of Presentation
The information contained in this Supplemental Information document does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP).

Company Overview

Alexander & Baldwin, Inc.
Company Overview
Company Profile

Alexander & Baldwin, Inc. ("A&B" or the "Company") is a fully integrated real estate investment trust ("REIT") headquartered in Honolulu, Hawai‘i. The Company has a history of over 150 years of being an integral piece of Hawai‘i and its economy making it uniquely qualified to create value for shareholders through a strategy focused on asset management and growth primarily in its commercial real estate holdings in Hawai‘i.

The Company operates in three reportable segments: Commercial Real Estate ("CRE"); Land Operations; and Materials & Construction ("M&C") and is composed of the following as of March 31, 2021:

•A commercial real estate portfolio composed of 3.9 million square feet of improved properties and 152.0 acres of ground leases throughout the Hawaiian islands, including 2.5 million square feet of largely grocery/drugstore-anchored retail centers;
•Approximately 28,000 acres of landholdings across its three segments, including development-for-hold and development-for-sale activities in select Hawai‘i locations; and
•Materials & Construction operations primarily through its wholly owned subsidiary, Grace Pacific LLC ("Grace Pacific").

Throughout this Supplemental Information document, references to "we," "our," "us" and "our Company" refer to Alexander & Baldwin, Inc., together with its consolidated subsidiaries.

Executive Officers

Christopher Benjamin	Brett Brown
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer

Lance Parker	Nelson Chun
Executive Vice President & Chief Real Estate Officer	Executive Vice President & Chief Legal Officer

Jerrod Schreck	Meredith Ching
President, Grace Pacific	Executive Vice President, External Affairs

Contact Information	Equity Research

Corporate Headquarters	Evercore ISI
822 Bishop Street	Sheila McGrath
Honolulu, HI 96813	(212) 497-0882
sheila.mcgrath@evercoreisi.com
Investor Relations
Brett Brown	Sidoti & Company, LLC
Executive Vice President & Chief Financial Officer	Stephen O'Hara
(808) 525-8475	(212) 894-3329
investorrelations@abhi.com	sohara@sidoti.com

Transfer Agent & Registrar	Piper Sandler & Co.
Computershare	Alexander Goldfarb
P.O. Box 505000	(212) 466-7937
Louisville, KY 40233-5000	alexander.goldfarb@psc.com
(866) 442-6551
Other Company Information
Overnight Correspondence
Computershare	Stock exchange listing:	NYSE: ALEX
462 South 4th Street, Suite 1600	Corporate website:	www.alexanderbaldwin.com
Louisville, KY 40202	Grace Pacific website:	www.gracepacific.com
	Market capitalization at March 31, 2021:	$1.2B
Shareholder website: www.computershare.com/investor	3-month average trading volume:	419K
Online inquiries: www-us.computershare.com/investor/contact	Independent auditor:	Deloitte & Touche LLP

Alexander & Baldwin, Inc.
Company Overview
Glossary of Terms

ABR	Annualized Base Rent ("ABR") is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant.

Backlog
Backlog represents the total amount of revenue that Grace Pacific and Maui Paving, LLC, a 50-percent-owned unconsolidated affiliate, expect to realize on contracts awarded. Backlog primarily consists of asphalt paving and, to a lesser extent, Grace Pacific’s consolidated revenue from its construction-and traffic control-related products. Backlog includes estimated revenue from the remaining portion of contracts not yet completed, as well as revenue from approved change orders. The length of time that projects remain in backlog can span from a few days for a small volume of work to 36 months for large paving contracts and contracts performed in phases. This amount includes opportunity backlog consisting of government contracts in which Grace Pacific has been confirmed to be the lowest bidder and formal communication of the award is perfunctory at the time of this disclosure. Circumstances outside the Company's control such as procurement or technical protests may arise that prevent the finalization of such contracts.

Comparable Lease	Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.

CRE Portfolio	Composed of (1) retail, industrial and office improved properties subject to operating leases ("Improved Portfolio") and (2) assets subject to ground leases ("Ground Leases") within the CRE segment.

Debt-service Coverage Ratio
The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.

EBITDA
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is calculated on a consolidated basis ("Consolidated EBITDA") by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization.

EBITDA is calculated for each segment ("Segment EBITDA" or "Commercial Real Estate EBITDA," "Land Operations EBITDA" and "Materials & Construction EBITDA") by adjusting segment operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the respective segment.

FFO
Funds From Operations ("FFO") is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts ("Nareit") December 2018 Financial Standards White Paper as follows: net income (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets, (3) gains and losses from change in control and (4) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The Company presents different forms of FFO:

•"Core FFO" represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items noted above (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years).

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

GAAP	Generally accepted accounting principles in the United States of America.

GLA	Gross leaseable area ("GLA") measured in square feet ("SF"). GLA is periodically adjusted based on remeasurement or reconfiguration of space and may change period over period for these remeasurements.

Maintenance Capital Expenditures	As it relates to CRE segment capital expenditures (i.e., capitalizable costs on a cash basis), expenditures necessary to maintain building value, the current income stream and position in the market. Such expenditures may include building/area improvements and tenant space improvements.

Net Debt	Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets.

NOI
Net Operating Income ("NOI") represents total Commercial Real Estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other expenses (not directly associated with the property); and impairment of commercial real estate assets.

Occupancy
The Company has historically (through the period ended December 31, 2020) reported occupancy on a physical basis (i.e., based on timing of when the lessee has physical access to the space, henceforth, “Physical Occupancy”). Beginning in the period ended March 31, 2021, to provide additional transparency regarding the status of the spaces available in its improved properties, the Company presents two different types of occupancy ("Leased Occupancy" and "Economic Occupancy").

The Leased Occupancy percentage calculates the square footage leased (i.e., the space has been committed to by a lessee under a signed lease agreement) as a percentage of total available improved property space as of the end of the period reported.

The Economic Occupancy percentage calculates the square footage under leases for which the lessee is contractually obligated to make lease-related payments (i.e., subsequent to the rent commencement date) to total available improved property space as of the end of the period reported.

Rent Spread	Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease.

Same-Store
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during either of the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the Same-Store pool after one full calendar year of stabilized operation. Properties included in held for sale are excluded from Same-Store.

Segment (or Consolidated) Adjusted EBITDA
Segment Adjusted EBITDA (or Consolidated Adjusted EBITDA) is calculated by adjusting Segment EBITDA (or Consolidated EBITDA) for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). Segment Adjusted EBITDA may also be referred to as CRE Adjusted EBITDA, Land Operations Adjusted EBITDA or M&C Adjusted EBITDA (when applicable). In addition to the aforementioned adjustments, the Company further adjusts Materials & Construction EBITDA to exclude income attributable to noncontrolling interests as presented in its consolidated statements of operations to arrive at M&C Adjusted EBITDA.

Stabilization	New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% occupancy.

Straight-line Rent	Non-cash revenue related to a GAAP requirement to average tenant rents over the life of the lease, regardless of the actual cash collected in the reporting period.

TTM	Trailing twelve months.

Year Built	Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred.

Alexander & Baldwin, Inc.
Company Overview
Statement on Management's Use of Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this Supplemental Information document:

•Consolidated EBITDA
•Consolidated Adjusted EBITDA
•FFO
•Core FFO
•Commercial Real Estate NOI and Same-Store NOI
•Commercial Real Estate EBITDA
•Land Operations EBITDA
•Materials & Construction EBITDA and M&C Adjusted EBITDA

The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

The Company may report various forms of EBITDA (e.g., Segment EBITDA — also referred to as Commercial Real Estate EBITDA, Land Operations EBITDA and Materials & Construction EBITDA — and Consolidated EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations.

The Company also adjusts Segment EBITDA or Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). Segment Adjusted EBITDA may also be referred to as CRE Adjusted EBITDA, Land Operations Adjusted EBITDA or M&C Adjusted EBITDA (when applicable). In addition to the aforementioned adjustments, the Company further adjusts Materials & Construction EBITDA to exclude income attributable to noncontrolling interests as presented in its consolidated statements of operations to arrive at M&C Adjusted EBITDA.

As illustrative examples, the Company has historically identified non-cash long-lived asset impairments recorded in different businesses within the M&C segment and the other-than-temporary impairment related to the Company’s main land development joint venture in Kukui‘ula as non-recurring, infrequent or unusual items that are not expected to recur in the segment’s normal operations (or in the Company’s core business). By excluding these items from Segment EBITDA and Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity. The Company presents different forms of FFO:

•Core FFO represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items in a manner consistent with FFO (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other expenses or gains or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).

The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information document. To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information document:

•Refer to Table 7 – Consolidated Metrics for a reconciliation of consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA, a reconciliation of consolidated net income (loss) available to A&B common shareholders to FFO and Core FFO, as well as a reconciliation of Commercial Real Estate operating profit to Core FFO.
•Refer to Table 8 – CRE Metrics for a reconciliation of Commercial Real Estate operating profit to NOI and Same-Store NOI and a reconciliation of Commercial Real Estate operating profit to Commercial Real Estate EBITDA.
•Refer to Table 18 – Statement of Operating Profit and EBITDA for a reconciliation of Land Operations operating profit to Land Operations EBITDA.
•Refer to Table 21 – Statement of Operating Profit, EBITDA and Adjusted EBITDA for a reconciliation of Materials & Construction operating profit to Materials & Construction EBITDA and M&C Adjusted EBITDA.

Financial Summary

Alexander & Baldwin, Inc.
Financial Summary
Table 1 – Condensed Consolidated Balance Sheets

(amounts in millions; unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Real estate investments
Real estate property	$1,557.2	$1,549.7
Accumulated depreciation	(161.0)	(154.4)
Real estate property, net	1,396.2	1,395.3
Real estate developments	73.6	75.7
Investments in real estate joint ventures and partnerships	124.0	134.1
Real estate intangible assets, net	59.1	61.9
Real estate investments, net	1,652.9	1,667.0
Cash and cash equivalents	32.0	57.2
Restricted cash	0.2	0.2
Accounts receivable and retention, net	33.2	43.5
Inventories	27.2	18.4
Other property, net	108.7	110.8
Operating lease right-of-use assets	18.2	18.6
Goodwill	10.5	10.5
Other receivables, net	13.9	14.2
Prepaid expenses and other assets	95.1	95.6
Total assets	$1,991.9	$2,036.0

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$654.6	$687.1
Accounts payable	13.2	9.8
Operating lease liabilities	18.5	18.4
Accrued pension and post-retirement benefits	34.9	34.7
Deferred revenue	68.7	66.9
Accrued and other liabilities	95.7	116.5
Total liabilities	885.6	933.4
Commitments and Contingencies
Redeemable Noncontrolling Interest	6.5	6.5
Equity:
Common stock - no par value; authorized, 150.0 million shares; outstanding, 72.5 million and 72.4 million shares at March 31, 2021 and December 31, 2020, respectively	1,806.2	1,805.5
Accumulated other comprehensive income (loss)	(56.0)	(60.0)
Distributions in excess of accumulated earnings	(650.4)	(649.4)
Total equity	1,099.8	1,096.1
Total liabilities and equity	$1,991.9	$2,036.0

Alexander & Baldwin, Inc.
Financial Summary
Table 2 – Condensed Consolidated Statements of Operations

(amounts in millions, except per share data; unaudited)

	Three Months Ended March 31,
	2021	2020
Operating Revenue:
Commercial Real Estate	$39.9	$43.4
Land Operations[1]	17.1	11.0
Materials & Construction[1]	24.0	26.4
Total operating revenue	81.0	80.8
Operating Costs and Expenses:
Cost of Commercial Real Estate	23.4	24.3
Cost of Land Operations	8.1	8.0
Cost of Materials & Construction	23.7	25.0
Selling, general and administrative	12.2	13.8
Total operating costs and expenses	67.4	71.1
Gain (loss) on disposal of commercial real estate properties, net	0.2	0.5
Gain (loss) on disposal of non-core assets, net	0.1	—
Total gain (loss) on disposal of assets, net	0.3	0.5
Operating Income (Loss)	13.9	10.2
Other Income and (Expenses):
Income (loss) related to joint ventures	3.4	3.2
Interest and other income (expense), net	(0.3)	0.2
Interest expense	(7.0)	(7.8)
Income (Loss) from Continuing Operations Before Income Taxes	10.0	5.8
Income tax benefit (expense)	(0.1)	—
Income (Loss) from Continuing Operations	9.9	5.8
Income (loss) from discontinued operations, net of income taxes	—	(0.2)
Net Income (Loss)	9.9	5.6
Loss (income) attributable to noncontrolling interest	—	0.6
Net Income (Loss) Attributable to A&B Shareholders	$9.9	$6.2

Earnings (Loss) Per Share Available to A&B Shareholders:
Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.14	$0.09
Discontinued operations available to A&B shareholders	0.00	0.00
Net income (loss) available to A&B shareholders	$0.14	$0.09

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.14	$0.09
Discontinued operations available to A&B shareholders	0.00	0.00
Net income (loss) available to A&B shareholders	$0.14	$0.09

Weighted-Average Number of Shares Outstanding:
Basic	72.5	72.3
Diluted	72.6	72.5

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$9.9	$6.4
Discontinued operations available to A&B common shareholders	—	(0.2)
Net income (loss) available to A&B common shareholders	$9.9	$6.2

1 As described in the Company’s other filings with the SEC, during the current year, the Company changed the composition of its reportable segments which caused reported amounts (i.e., revenue and operating profit) in the historical period to be reclassified from Land Operations to Materials & Construction. All comparable information for the historical periods has been restated to reflect the impact of these changes.

Alexander & Baldwin, Inc.
Financial Summary
Table 3 – Segment Results

(amounts in millions; unaudited)

	Three Months Ended March 31,
	2021	2020
Operating Revenue:
Commercial Real Estate	$39.9	$43.4
Land Operations[1]	17.1	11.0
Materials & Construction[1]	24.0	26.4
Total operating revenue	81.0	80.8
Operating Profit (Loss):
Commercial Real Estate[2]	15.4	18.1
Land Operations[1,3]	11.4	4.5
Materials & Construction[1]	(4.0)	(3.3)
Total operating profit (loss)	22.8	19.3
Gain (loss) on disposal of commercial real estate properties, net	0.2	0.5
Interest expense	(7.0)	(7.8)
Corporate and other expense	(6.0)	(6.2)
Income (Loss) from Continuing Operations Before Income Taxes	10.0	5.8
Income tax benefit (expense)	(0.1)	—
Income (Loss) from Continuing Operations	9.9	5.8
Income (loss) from discontinued operations, net of income taxes	—	(0.2)
Net Income (Loss)	9.9	5.6
Loss (income) attributable to noncontrolling interest	—	0.6
Net Income (Loss) Attributable to A&B Shareholders	$9.9	$6.2

1As described in the Company’s other filings with the SEC, during the current year, the Company changed the composition of its reportable segments which caused reported amounts (i.e., revenue and operating profit) in the historical period to be reclassified from Land Operations to Materials & Construction. All comparable information for the historical periods has been restated to reflect the impact of these changes.

[2] Commercial Real Estate segment operating profit (loss) includes intersegment operating revenue, primarily from the Materials & Construction segment, and is eliminated in the consolidated results of operations.

[3] Land Operations segment operating profit (loss) includes equity in earnings (losses) from the Company's various real estate joint ventures and non-cash reductions related to the Company's solar tax equity investments.

	March 31, 2021	December 31, 2020
Accounts receivable and contracts retention, net by segment:
Commercial Real Estate	$3.0	$5.4
Land Operations	0.9	0.8
Materials & Construction	29.3	37.3
Total	$33.2	$43.5

	March 31, 2021	December 31, 2020
Identifiable Assets:
Commercial Real Estate	$1,499.8	$1,499.9
Land Operations	245.0	258.4
Materials & Construction[1]	206.0	211.9
Other assets	41.1	65.8
Total assets	$1,991.9	$2,036.0

Book value by segment:
Commercial Real Estate	$1,234.2	$1,234.4
Land Operations	145.5	157.7
Materials & Construction	166.7	169.9
Other assets and liabilities[2]	(440.1)	(459.4)
Total[3]	$1,106.3	$1,102.6

[1] Such amounts are inclusive of the carrying value of the Company's unconsolidated investment, Pohaku Pa'a LLC, which was $25.8 million and $26.7 million as of March 31, 2021 and December 31, 2020, respectively.

[2] Primarily composed of corporate debt, partially offset by other assets and liabilities, net.
[3] Equals the sum of consolidated total equity and the redeemable noncontrolling interest presented on the consolidated balance sheets.

Alexander & Baldwin, Inc.
Financial Summary
Table 4 – Condensed Consolidated Statements of Cash Flows

(amounts in millions; unaudited)

	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$9.9	$5.6
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	12.6	13.6
Loss (gain) from disposals and asset transactions, net	(0.3)	(0.5)
Share-based compensation expense	1.4	1.5
Equity in (income) loss from affiliates, net of operating cash distributions	(2.1)	(2.9)
Changes in operating assets and liabilities:
Trade, contracts retention, and other contract receivables	5.4	7.0
Inventories	(8.8)	—
Prepaid expenses, income tax receivable and other assets	(1.0)	2.4
Development/other property inventory	2.2	(3.2)
Accrued pension and post-retirement benefits	0.9	0.6
Accounts payable	0.8	(3.5)
Accrued and other liabilities	(0.4)	(1.7)
Net cash provided by (used in) operations	20.6	18.9

Cash Flows from Investing Activities:
Capital expenditures for property, plant and equipment	(5.2)	(6.2)
Proceeds from disposal of assets	0.5	5.9
Payments for purchases of investments in affiliates and other investments	(0.6)	—
Distributions of capital from investments in affiliates and other investments	15.7	3.2
Net cash provided by (used in) investing activities	10.4	2.9

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	—	108.0
Payments of notes payable and other debt and deferred financing costs	(37.7)	(44.2)
Borrowings (payments) on line-of-credit agreement, net	4.0	51.4
Cash dividends paid	(21.8)	(13.8)
Proceeds from issuance (repurchase) of capital stock and other, net	(0.7)	(0.9)
Net cash provided by (used in) financing activities	(56.2)	100.5

Cash, Cash Equivalents and Restricted Cash
Net increase (decrease) in cash, cash equivalents and restricted cash	(25.2)	122.3
Balance, beginning of period	57.4	15.4
Balance, end of period	$32.2	$137.7

Alexander & Baldwin, Inc.
Financial Summary
Table 5 – Debt Summary
As of March 31, 2021

(dollars in millions; unaudited)

					Scheduled Principal Payments
Debt	Interest Rate (%)	Weighted-average Interest Rate (%)	Maturity Date	Weighted-average Maturity (Years)	2021	2022	2023	2024	2025	Thereafter	Total Principal	Premium (discount/debt issuance costs), net	Total
Secured:
Kailua Town Center	(1)	5.95%	2021	0.5	$9.7	$—	$—	$—	$—	$—	$9.7	$—	$9.7
Kailua Town Center #2	3.15%	3.15%	2021	0.4	4.4	—	—	—	—	—	4.4	—	4.4
Heavy Equipment Financing	(2)	2.98%	(2)	1.4	0.9	1.0	0.7	0.2	—	—	2.8	—	2.8
Laulani Village	3.93%	3.93%	2024	3.0	0.9	1.2	1.2	57.8	—	—	61.1	(0.5)	60.6
Pearl Highlands	4.15%	4.15%	2024	3.6	1.5	2.1	2.2	75.1	—	—	80.9	0.6	81.5
Manoa Marketplace	(3)	3.14%	2029	7.3	1.3	1.7	1.8	1.8	1.9	49.0	57.5	(0.2)	57.3
Subtotal / Wtd Ave		3.86%		4.2	$18.7	$6.0	$5.9	$134.9	$1.9	$49.0	$216.4	$(0.1)	$216.3

Unsecured:
Bank syndicated loan	(4)	3.15%	2023	1.9	$—	$—	$50.0	$—	$—	$—	$50.0	$—	$50.0
Series A Note	5.53%	5.53%	2024	1.8	7.1	7.1	7.1	7.1	—	—	28.4	—	28.4
Series J Note	4.66%	4.66%	2025	4.1	—	—	—	—	10.0	—	10.0	—	10.0
Series B Note	5.55%	5.55%	2026	2.7	—	9.0	9.0	9.0	16.0	2.0	45.0	—	45.0
Series C Note	5.56%	5.56%	2026	2.3	9.0	2.0	2.0	2.0	3.0	4.0	22.0	—	22.0
Series F Note	4.35%	4.35%	2026	3.1	4.5	—	5.5	2.4	3.3	4.0	19.7	—	19.7
Series H Note	4.04%	4.04%	2026	5.7	—	—	—	—	—	50.0	50.0	—	50.0
Series K Note	4.81%	4.81%	2027	6.1	—	—	—	—	—	34.5	34.5	(0.1)	34.4
Series G Note	3.88%	3.88%	2027	4.0	1.5	6.0	5.0	1.5	6.0	9.6	29.6	—	29.6
Series L Note	4.89%	4.89%	2028	7.1	—	—	—	—	—	18.0	18.0	—	18.0
Series I Note	4.16%	4.16%	2028	7.7	—	—	—	—	—	25.0	25.0	—	25.0
Term Loan 5	4.30%	4.30%	2029	8.7	—	—	—	—	—	25.0	25.0	—	25.0
Subtotal / Wtd Ave		4.48%		4.4	$22.1	$24.1	$78.6	$22.0	$38.3	$172.1	$357.2	$(0.1)	$357.1

Revolving Credit Facilities:
GLP Asphalt revolving credit facility	(5)	1.36%	2021	—	$1.2	$—	$—	$—	$—	$—	$1.2	$—	$1.2
A&B Revolver	(6)	1.99%	2022	1.5	—	80.0	—	—	—	—	80.0	—	80.0
Subtotal / Wtd Ave		1.98%		1.5	$1.2	$80.0	$—	$—	$—	$—	$81.2	$—	$81.2
Total / Wtd Ave		3.97%		4.0	$42.0	$110.1	$84.5	$156.9	$40.2	$221.1	$654.8	$(0.2)	$654.6

(1) Loan has a stated interest rate of LIBOR plus 1.50%, but is swapped through maturity to a 5.95% fixed rate.
(2) Loans have a weighted average stated interest rate of approximately 3.0% and stated maturity dates ranging from 2021 to 2024.
(3) Loan has a stated interest rate of LIBOR plus 1.35%, but is swapped through maturity to a 3.14% fixed rate.
(4) Loan has a stated interest rate of LIBOR plus 1.80%, based on a pricing grid, and its LIBOR component is swapped through maturity (total rate currently at 3.15% based on the spread calculated by the pricing grid).

(5) Loan has a stated interest rate of LIBOR plus 1.25%.
(6) Loan has a stated interest rate of LIBOR plus 1.85% based on a pricing grid.

Alexander & Baldwin, Inc.
Financial Summary
Table 6 – Capitalization & Financial Ratios
As of March 31, 2021

(dollars in millions, except stock price; unaudited)

Debt
Secured debt			$216.3
Unsecured term debt			357.1
Unsecured revolving credit facility			81.2
Total debt (A)			$654.6
Add: Net unamortized deferred financing cost / discount (premium)			0.2
Less: Cash			(32.0)
Net Debt			$622.8

Market Capitalization	Shares	Stock Price	Market Value
Common stock (NYSE:ALEX)	72,469,682	$16.79	$1,216.8
Total equity market capitalization (B)			$1,216.8

Total Market Capitalization (C) = (A) + (B)			$1,871.4
Total Debt to Total Market Capitalization (A) / (C)			35.0%

Liquidity
Cash on hand			$32.0
Unused committed line of credit			368.9
Total liquidity			$400.9

Financial Ratios
Net Debt to TTM Consolidated Adjusted EBITDA[1]			6.4
Debt-service Coverage Ratio[2]			2.1
Fixed-rate debt to total debt			87.6%
Unencumbered CRE Property Ratio[3]			75.6%
1 Consolidated Adjusted EBITDA for the trailing twelve months is $96.6 million and is calculated on Table 7.
2 The ratio of Consolidated Adjusted EBITDA ($96.6 million) to the sum of debt service ($45.4 million) – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.
3 Measured using gross book value, represents unencumbered CRE property ($1,165.3 million) as a percent of total CRE property ($1,540.9 million).

Alexander & Baldwin, Inc.
Financial Summary
Table 7 – Consolidated Metrics

(amounts in millions, except per share data; unaudited)

Consolidated EBITDA & Consolidated Adjusted EBITDA

	Three Months Ended March 31,		TTM March 31,
	2021	2020	2021
Net Income (Loss)	$9.9	$5.6	$9.5
Adjustments:
Depreciation and amortization	12.6	13.6	52.3
Interest expense	7.0	7.8	29.5
Income tax expense (benefit)	0.1	—	(0.3)
Consolidated EBITDA	$29.6	$27.0	$91.0
Asset impairments related to the Materials & Construction Segment	—	—	5.6
Consolidated Adjusted EBITDA	$29.6	$27.0	$96.6

Other discrete items impacting the respective periods - income/(loss):
Income (loss) attributable to noncontrolling interest	$—	$(0.6)	$0.2
Income (loss) from discontinued operations before interest, income taxes and depreciation and amortization	—	(0.2)	(0.6)
Gain (loss) on disposal of commercial real estate properties, net	0.2	0.5	0.2
Gain (loss) on disposal of non-core assets, net	0.1	—	9.2

Consolidated SG&A

	Three Months Ended March 31,
	2021	2020
Commercial Real Estate	$1.5	$2.1
Land Operations	0.9	1.2
Materials & Construction	3.9	4.5
Corporate	5.9	6.0
Selling, general and administrative	$12.2	$13.8

FFO & Core FFO

	Three Months Ended March 31,
	2021	2020
Net income (loss) available to A&B common shareholders	$9.9	$6.2
Depreciation and amortization of commercial real estate properties	9.5	10.2
Gain on the disposal of commercial real estate properties, net	(0.2)	(0.5)
FFO	$19.2	$15.9
Exclude items not related to core business:
Land Operations Operating Profit	(11.4)	(4.5)
Materials & Construction Operating (Profit) Loss	4.0	3.3
Loss from discontinued operations	—	0.2
Income (loss) attributable to noncontrolling interest	—	(0.6)
Income tax expense (benefit)	0.1	—
Non-core business interest expense	3.5	4.0
Core FFO	$15.4	$18.3

CRE Operating Profit	$15.4	$18.1
Depreciation and amortization of commercial real estate properties	9.5	10.2
Corporate and other expense	(6.0)	(6.2)
Core business interest expense	(3.5)	(3.8)
Core FFO	$15.4	$18.3

Net income available to A&B common shareholders per diluted share	$0.14	$0.09
FFO per diluted share	$0.26	$0.22
Core FFO per diluted share	$0.21	$0.25
Weighted average diluted shares outstanding (FFO/Core FFO)	72.6	72.5

Other Discrete Items

	Three Months Ended March 31,
	2021	2020
Other discrete items impacting the respective periods - income/(loss):
CRE segment straight-line lease adjustments	$0.8	$0.8
CRE segment favorable/(unfavorable) lease amortization	$0.2	$0.3
Consolidated stock based compensation	$(1.4)	$(1.5)

CRE segment capital expenditures:
Development and redevelopment	3.2	3.5
Building/area improvements (Maintenance Capital Expenditures)	1.2	1.3
Tenant space improvements (Maintenance Capital Expenditures)	0.2	0.7
Total CRE capital expenditures	$4.6	$5.5

Leasing commissions paid:	$0.3	$0.3

Commercial Real Estate

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 8 – CRE Metrics

(dollars in millions; unaudited)

NOI and Same-Store NOI	Three Months Ended March 31,
	2021	2020
Operating Revenue:
Base rental income, net	$26.6	$28.9
Recoveries from tenants	9.5	10.4
Other revenue	3.8	4.1
Total Commercial Real Estate operating revenue	$39.9	$43.4
Operating Costs and Expenses:
Property operations	9.3	10.1
Property taxes	4.6	4.0
Depreciation and amortization	9.5	10.2
Total Commercial Real Estate operating costs and expenses	$23.4	$24.3
Selling, general and administrative	(1.5)	(2.1)
Intersegment operating revenues[1]	0.3	0.7
Interest and other income (expense), net	0.1	0.4
Operating Profit (Loss)	$15.4	$18.1
Plus: Depreciation and amortization	9.5	10.2
Less: Straight-line lease adjustments	(0.8)	(0.8)
Less: Favorable/(unfavorable) lease amortization	(0.2)	(0.3)
Plus: Other (income)/expense, net	(0.1)	(0.4)
Plus: Selling, general, administrative and other expenses	1.5	2.1
NOI	$25.3	$28.9
Less: NOI from acquisitions, dispositions and other adjustments	(0.6)	(0.6)
Same-Store NOI	$24.7	$28.3

Occupancy:
Leased Occupancy	93.8%	94.9%
Physical Occupancy	93.1%	94.7%
Economic Occupancy	92.4%	93.8%

[1] Primarily intersegment operating revenue (e.g., base rental income and expense recoveries) from leases with entities that are part of Materials & Construction. Such operating revenue (and also the related expense recorded by these entities in other segments) is eliminated in the consolidated results of operations.

Other Discrete Items
	Three Months Ended March 31,
	2021	2020
CRE segment capital expenditures:
Development and redevelopment	$3.2	$3.5
Building/area improvements (Maintenance Capital Expenditures)	1.2	1.3
Tenant space improvements (Maintenance Capital Expenditures)	0.2	0.7
Total CRE capital expenditures	$4.6	$5.5

Leasing commissions paid:	$0.3	$0.3

Commercial Real Estate EBITDA

	Three Months Ended March 31,
	2021	2020
Commercial Real Estate Operating Profit (Loss)	$15.4	$18.1
Depreciation and amortization	9.5	10.2
Commercial Real Estate EBITDA	$24.9	$28.3

Reconciliation of CRE Billings to Operating Revenue

	Three Months Ended March 31,
	2021	2020
CRE billings collected[1]	$38.4	$43.4
CRE billings uncollected[1]	5.8	1.8
Total CRE billings prior to adjustments[1]	44.2	45.2
Revenue charges against uncollectable billed receivables[2]	(1.5)	(0.6)
Impact of other relief modifications/other adjustments[3]	(2.5)	(0.1)
Intercompany billings[4]	(1.1)	(1.4)
Straight-line lease adjustments	0.8	0.8
Favorable/unfavorable lease amortization	0.2	0.3
Other miscellaneous activity[5]	(0.2)	(0.8)
Total CRE operating revenue	$39.9	$43.4

1 CRE billings collected and uncollected as of April 16, 2021 prior to the applied impact of other relief modifications (e.g., rent forgiveness) and other adjustments.
[2] Includes only charges to accounts receivable (i.e., excludes charges to the straight-line lease receivable presented in Other receivables, net in the condensed consolidated balance sheets, which are included in the reconciling item, straight-line lease adjustments).

[3] Represents the impact of other relief modifications and other adjustments applied in the period against revenue recorded.
[4] Includes intercompany billings between segments and intra-CRE segment billings which are eliminated in producing consolidated financial results and segment results.
[5] Includes timing differences between billing and revenue recognition (e.g., deferred revenue, unbilled receivables) as well as other minor adjustments to revenue outside of the billings subledger.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 9 – Occupancy

(unaudited)

Leased Occupancy

	As of	As of	Basis Point Change
	March 31, 2021	March 31, 2020
Retail	91.9%	93.7%	(180)
Industrial	97.8%	97.4%	40
Office	93.0%	94.3%	(130)
Total Improved Portfolio	93.8%	94.9%	(110)

Economic Occupancy

	As of	As of	Basis Point Change
	March 31, 2021	March 31, 2020
Retail	89.9%	92.4%	(250)
Industrial	97.7%	97.4%	30
Office	91.2%	87.5%	370
Total Improved Portfolio	92.4%	93.8%	(140)

Same-Store Leased Occupancy
	As of	As of	Basis Point Change
	March 31, 2021	March 31, 2020
Retail	91.8%	93.7%	(190)
Industrial	97.8%	97.4%	40
Office	93.0%	94.3%	(130)
Total Improved Portfolio	93.8%	94.9%	(110)

Same-Store Economic Occupancy
	As of	As of	Basis Point Change
	March 31, 2021	March 31, 2020
Retail	89.9%	92.4%	(250)
Industrial	97.7%	97.4%	30
Office	91.2%	87.5%	370
Total Improved Portfolio	92.4%	93.8%	(140)

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 10 – NOI and Same-Store NOI by Type

(dollars in thousands; unaudited)

NOI
	Three Months Ended March 31,		Percentage Change	Q1 2021 as a % of NOI	Q1 2020 as a % of NOI
	2021	2020
Retail	$15,349	$19,183	(20.0)%	60.6%	66.3%
Industrial	4,533	4,639	(2.3)%	17.9%	16.0%
Ground	4,410	4,139	6.5%	17.4%	14.3%
Office	1,065	978	8.9%	4.1%	3.4%
Total Hawai‘i Portfolio	25,357	28,939	(12.4)%	100.0%	100.0%
Other	(19)	(11)	NM	—%	—%
Total CRE Portfolio	$25,338	$28,928	(12.4)%	100.0%	100.0%

Same-Store NOI
	Three Months Ended March 31,		Percentage Change	Q1 2021 as a % of NOI	Q1 2020 as a % of NOI
	2021	2020
Retail	$14,744	$18,574	(20.6)%	59.6%	65.6%
Industrial	4,533	4,639	(2.3)%	18.3%	16.4%
Ground	4,403	4,127	6.7%	17.8%	14.6%
Office	1,065	978	8.9%	4.3%	3.4%
Total CRE Portfolio	$24,745	$28,318	(12.6)%	100.0%	100.0%

Changes in the Same-Store portfolio as it relates to the comparable prior period and the current period are as follows:

Dispositions		Additions
Date	Property	Date	Property
2/21	Residual Maui land	1/21	Home Depot Iwilei
		1/21	Kapolei Business Park West
		1/21	Kapolei Enterprise Center
		1/21	Waipouli Town Center
		1/21	Queens' MarketPlace
		1/21	Pu'unene Shopping Center

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 11 – Improved Property Report

(dollars in thousands; unaudited)

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	Q1 2021 NOI	Q1 2021 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Retail:
1	Pearl Highlands Center		Oahu	1992-1994	411,400	96.1%	96.1%	$10,787	$27.30	$2,146	10.3%	Sam's Club, Regal Cinemas, 24 Hour Fitness, Ulta Salon
2	Kailua Retail		Oahu	1947-2014	326,200	95.3%	94.6%	10,719	34.93	2,583	12.3%	Whole Foods Market, Foodland, CVS/Longs Drugs, Ulta Salon
3	Laulani Village		Oahu	2012	175,800	96.6%	96.6%	6,431	37.89	1,528	7.3%	Safeway, Ross, Walgreens, Petco
4	Waianae Mall		Oahu	1975	170,800	95.8%	84.1%	3,383	23.78	641	3.1%	CVS/Longs Drugs, City Mill
5	Manoa Marketplace		Oahu	1977	142,100	89.2%	84.6%	4,018	33.64	926	4.4%	Safeway, CVS/Longs Drugs
6	Queens' MarketPlace		Hawai‘i Island	2007	134,000	91.9%	90.4%	4,124	41.53	915	4.4%	Island Gourmet Market
7	Kaneohe Bay Shopping Center (Leasehold)		Oahu	1971	125,400	96.6%	96.6%	3,095	25.55	675	3.2%	Safeway, CVS/Longs Drugs
8	Hokulei Village		Kauai	2015	119,200	97.3%	97.3%	4,097	35.34	1,009	4.8%	Safeway, Petco
9	Pu‘unene Shopping Center		Maui	2017	118,000	68.1%	68.1%	3,848	47.89	1,031	4.9%	Planet Fitness, Petco, Ulta Salon, Target (shadow-anchored)
10	Waipio Shopping Center		Oahu	1986, 2004	113,800	99.3%	99.3%	3,362	29.74	764	3.7%	Foodland
11	Aikahi Park Shopping Center		Oahu	1971	97,500	93.6%	82.8%	1,979	24.78	490	2.3%	Safeway
12	Lanihau Marketplace		Hawai‘i Island	1987	88,300	91.3%	91.3%	1,633	20.25	365	1.7%	Sack N Save, CVS/Longs Drugs
13	The Shops at Kukui‘ula		Kauai	2009	86,100	80.7%	76.4%	1,983	34.60	49	0.2%	CVS/Longs Drugs
14	Ho‘okele Shopping Center	(1)	Maui	2019	71,400	94.7%	88.0%	2,503	39.84	605	2.9%	Safeway
15	Kunia Shopping Center		Oahu	2004	60,600	93.9%	93.9%	2,277	40.05	557	2.7%
16	Waipouli Town Center		Kauai	1980	56,600	40.8%	40.8%	460	19.94	166	0.8%	AutoZone
17	Lau Hala Shops		Oahu	2018	46,300	100.0%	100.0%	2,853	61.67	47	0.2%	UFC Gym, Down to Earth
18	Napili Plaza		Maui	1991	45,600	86.3%	86.3%	1,208	31.70	94	0.5%	Napili Market
19	Kahului Shopping Center		Maui	1951	45,300	93.6%	93.6%	694	16.35	95	0.5%
20	Gateway at Mililani Mauka		Oahu	2008, 2013	34,900	96.6%	90.6%	1,836	58.14	551	2.6%	CVS/Longs Drugs (shadow-anchored)
21	Port Allen Marina Center		Kauai	2002	23,600	88.0%	88.0%	521	25.13	104	0.5%
22	The Collection		Oahu	2017	5,900	100.0%	100.0%	356	60.34	8	—%
	Subtotal – Retail				2,498,800	91.9%	89.9%	$72,167	$32.67	$15,349	73.3%

	Industrial:
23	Komohana Industrial Park		Oahu	1990	238,300	100.0%	100.0%	$3,389	$14.22	$1,354	6.5%
24	Kaka‘ako Commerce Center		Oahu	1969	201,500	93.0%	93.0%	2,689	14.35	408	1.9%
25	Waipio Industrial		Oahu	1988-1989	158,400	99.4%	99.4%	2,541	16.14	628	3.0%
26	Opule Industrial		Oahu	2005-2006, 2018	151,500	100.0%	100.0%	2,445	16.14	620	3.0%
27	P&L Warehouse		Maui	1970	104,100	100.0%	100.0%	1,547	14.85	394	1.9%
28	Kapolei Enterprise Center		Oahu	2019	93,000	100.0%	100.0%	1,543	16.58	388	1.9%
29	Honokohau Industrial		Hawai‘i Island	2004-2006, 2008	86,500	100.0%	100.0%	1,249	14.44	304	1.4%
30	Kailua Industrial/Other		Oahu	1951-1974	69,000	91.2%	88.3%	1,046	17.59	207	1.0%
31	Port Allen		Kauai	1983, 1993	64,600	100.0%	100.0%	680	10.53	73	0.3%
32	Harbor Industrial		Maui	1930	51,100	89.5%	89.5%	564	12.34	157	0.7%
	Subtotal – Industrial				1,218,000	97.8%	97.7%	$17,693	$14.89	$4,533	21.6%

	Property	Island	Year Built/ Renovated	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	Q1 2021 NOI	Q1 2021 % NOI to Improved Portfolio NOI	Retail Anchor Tenants

	Office:
33	Kahului Office Building	Maui	1974	59,400	92.0%	89.9%	$1,544	$28.94	$395	1.9%
34	Gateway at Mililani Mauka South	Oahu	1992, 2006	37,100	100.0%	100.0%	1,675	45.09	433	2.1%
35	Kahului Office Center	Maui	1991	33,400	93.5%	89.7%	788	26.26	201	0.9%
36	Lono Center	Maui	1973	13,700	77.0%	77.0%	280	26.60	36	0.2%
	Subtotal – Office			143,600	93.0%	91.2%	$4,287	$32.72	$1,065	5.1%
	Total – Hawai‘i Improved Portfolio			3,860,400	93.8%	92.4%	$94,147	$26.69	$20,947	100.0%

(1) Property is currently not included in the Same-Store pool.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 12 – Ground Lease Report

(dollars in thousands; unaudited)

	Property Name (1)	Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	Q1 2021 NOI	Next Rent Step	Step Type	Next ABR ($ in $000)	Previous Rent Step	Previous Step Type	Previous ABR ($ in $000)
1	Owner/Operator	Kapolei, Oahu	36.4	Industrial	2025	$3,110	$778	2022	Fixed Step	3,203	2021	Fixed Step	$2,328
2	Windward City Shopping Center	Kaneohe, Oahu	15.4	Retail	2035	2,800	699	2023	FMV Reset	FMV	2017	Fixed Step	2,100
3	Owner/Operator	Honolulu, Oahu	9.0	Retail	2045	2,075	519	2025	Fixed Step	2,283	2020	Fixed Step	1,886
4	Kaimuki Shopping Center	Honolulu, Oahu	2.8	Retail	2040	1,728	431	2022	Fixed Step	2,039	2020	FMV Reset	1,344
5	S&F Industrial	Pu'unene, Maui	52.0	Heavy Industrial	2059	1,275	356	2024	Fixed Step	1,433	2019	Fixed Step	751
6	Owner/Operator	Kaneohe, Oahu	3.7	Retail	2048	990	247	2023	Fixed Step	1,059	2018	Option	694
7	Windward Town and Country Plaza I	Kailua, Oahu	3.4	Retail	2062	753	188	2022	Fixed Step	963	2012	FMV Reset	160
8	Windward Town and Country Plaza II	Kailua, Oahu	2.2	Retail	2062	485	121	2022	Fixed Step	621	2012	FMV Reset	485
9	Owner/Operator	Kailua, Oahu	1.9	Retail	2034	450	90	2024	Fixed Step	470	2019	Negotiated	641
10	Owner/Operator	Honolulu, Oahu	0.5	Retail	2028	366	91	2022	Fixed Step	375	2021	Fixed Step	357
11	Owner/Operator	Honolulu, Oahu	0.5	Parking	2023	329	82	2021	Fixed Step	339	2020	Fixed Step	319
12	Seven-Eleven Kailua Center	Kailua, Oahu	0.9	Retail	2033	253	63	2022	Fixed Step	258	2021	Fixed Step	248
13	Owner/Operator	Kahului, Maui	0.8	Retail	2026	249	62	2021	Fixed Step	257	2020	Fixed Step	242
14	Owner/Operator	Kailua, Oahu	1.2	Retail	2022	237	55	—	—	—	2013	FMV Reset	120
15	Owner/Operator	Kahului, Maui	0.4	Retail	2021	220	55	—	—	—	2020	Option	214
16	Owner/Operator	Kahului, Maui	0.8	Industrial	2025	209	52	2021	Fixed Step	218	2020	Option	200
17	Pali Palms Plaza	Kailua, Oahu	3.3	Office	2037	200	66	2022	FMV Reset	FMV	2012	Negotiated	259
18	Owner/Operator	Kahului, Maui	0.5	Retail	2029	179	56	2021	Fixed Step	184	2020	Fixed Step	173
19	Owner/Operator	Kailua, Oahu	0.4	Retail	2022	166	41	2022	Fixed Step	174	2021	Fixed Step	158
20	Owner/Operator	Kahului, Maui	0.4	Retail	2027	158	65	2022	Fixed Step	181	2017	Negotiated	128
	Remainder	Various	15.6	Various	Various	1,391	293	Various	Various	—	—	—	—
	Total - Ground Leases		152.0			$17,622	$4,410

	(1) Excludes intercompany ground leases which are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 13 – Top 10 Tenants Ranked by ABR
As of March 31, 2021

(dollars in thousands; unaudited)

Tenant[1]	Number of Leases	ABR	% of Total Improved Portfolio ABR	GLA (SF)	% of Total Improved Portfolio GLA
Albertsons Companies (including Safeway)	7	$6,920	7.3%	286,024	7.4%
Sam's Club	1	3,308	3.6%	180,908	4.6%
CVS Corporation (including Longs Drugs)	6	2,752	3.0%	150,411	3.9%
Foodland Supermarket & related companies	9	2,258	2.4%	116,227	3.0%
Ross Dress for Less	2	1,992	2.1%	65,484	1.7%
Coleman World Group	2	1,889	2.0%	115,495	3.0%
GP/RM Prestress, LLC[2]	1	1,636	1.7%	N/A	N/A
24 Hour Fitness USA	1	1,513	1.6%	45,870	1.2%
Ulta Salon, Cosmetics, & Fragrance, Inc.	3	1,508	1.6%	33,985	0.9%
Petco Animal Supplies Stores	3	1,358	1.4%	34,282	0.9%
Total	35	$25,134	26.7%	1,028,686	26.6%

[1] The table excludes ground leases as such leases would not be comparable from a GLA perspective.
[2] The leased premises in the GP/RM Prestress, LLC lease includes warehouse and yard space. Due to the yard space, GLA is not presented due to lack of comparability.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 14 – Lease Expiration Schedule
As of March 31, 2021

(dollars in thousands; unaudited)

Total Improved Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Improved Portfolio Leased GLA	ABR Expiring	% of Total Improved Portfolio Expiring ABR
2021	148	326,219	9.1%	$7,466	7.0%
2022	185	446,522	12.4%	13,487	12.7%
2023	143	334,409	9.3%	10,968	10.3%
2024	93	482,223	13.4%	13,225	12.5%
2025	62	495,355	13.8%	11,735	11.1%
2026	29	207,925	5.8%	5,416	5.1%
2027	22	150,758	4.2%	4,346	4.1%
2028	41	226,370	6.3%	9,059	8.5%
2029	31	165,122	4.6%	6,794	6.4%
2030	15	133,684	3.7%	3,457	3.3%
Thereafter	29	464,837	13.0%	14,837	14.0%
Month-to-month	123	159,354	4.4%	5,212	5.0%
Total	921	3,592,778	100.0%	$106,002	100.0%

Retail Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR
2021	81	105,968	4.7%	$3,877	4.8%
2022	123	238,038	10.5%	9,959	12.2%
2023	105	214,268	9.4%	8,808	10.8%
2024	69	365,393	16.1%	11,229	13.8%
2025	52	315,226	13.9%	8,557	10.5%
2026	19	32,969	1.5%	1,882	2.3%
2027	20	73,166	3.2%	2,804	3.4%
2028	37	181,462	8.0%	8,117	10.0%
2029	28	147,661	6.5%	6,165	7.6%
2030	11	51,140	2.3%	1,565	1.9%
Thereafter	27	452,587	19.9%	14,449	17.6%
Month-to-month	77	90,585	4.0%	4,118	5.1%
Total	649	2,268,463	100.0%	$81,530	100.0%

Industrial Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR
2021	55	202,544	17.0%	$3,056	15.5%
2022	49	182,554	15.3%	2,790	14.2%
2023	30	99,544	8.4%	1,408	7.1%
2024	16	99,199	8.3%	1,532	7.8%
2025	8	172,941	14.5%	2,925	14.8%
2026	7	158,755	13.3%	2,629	13.3%
2027	1	75,824	6.4%	1,438	7.3%
2028	1	40,505	3.4%	793	4.0%
2029	2	8,431	0.7%	176	0.9%
2030	1	74,990	6.3%	1,623	8.2%
Thereafter	2	12,250	1.0%	388	2.0%
Month-to-month	44	63,924	5.4%	958	4.9%
Total	216	1,191,461	100.0%	$19,716	100.0%

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 15 – New & Renewal Lease Summary
As of March 31, 2021

(unaudited)

						Comparable Leases Only[1]
Total - New and Renewal Leases	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
1st Quarter 2021[3]	51	121,571	$23.99	$6.67	2.3	26	77,333	$22.20	$21.87	1.5%
4th Quarter 2020[3]	65	367,728	$22.59	$4.42	5.0	25	264,313	$20.59	$18.96	8.6%
3rd Quarter 2020[3]	70	174,708	$33.15	$1.32	2.5	23	62,191	$21.94	$21.05	4.2%
2nd Quarter 2020	42	176,535	$26.40	$3.96	6.8	32	151,081	$24.07	$22.94	4.9%
Trailing four quarters	228	840,542	$25.79	$4.01	4.5	106	554,918	$21.91	$20.68	5.9%

Total - New Leases	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
1st Quarter 2021	11	15,798	$37.89	$48.90	5.2	4	5,286	$29.11	$23.64	23.2%
4th Quarter 2020	23	37,001	$17.16	$2.17	2.1	4	3,468	$39.98	$37.73	6.0%
3rd Quarter 2020	16	26,419	$21.84	$5.21	5.4	3	2,879	$28.64	$37.93	(24.5)%
2nd Quarter 2020	11	19,871	$41.59	$10.04	7.1	4	6,296	$15.80	$14.93	5.8%
Trailing four quarters	61	99,089	$26.61	$12.01	4.5	15	17,929	$26.46	$25.60	3.4%

Total - Renewal Leases	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
1st Quarter 2021[3]	40	105,773	$21.92	$0.37	1.9	22	72,047	$21.69	$21.74	(0.2)%
4th Quarter 2020[3]	42	330,727	$23.20	$4.67	5.3	21	260,845	$20.33	$18.71	8.6%
3rd Quarter 2020[3]	54	148,289	$35.17	$0.63	1.9	20	59,312	$21.61	$20.23	6.8%
2nd Quarter 2020	31	156,664	$24.48	$3.19	6.8	28	144,785	$24.43	$23.29	4.9%
Trailing four quarters	167	741,453	$25.68	$2.94	4.5	91	536,989	$21.76	$20.52	6.0%

	Three Months Ended March 31, 2021					TTM Ended March 31, 2021
	Leases	GLA	ABR/SF	Rent Spread[2]		Leases	GLA	ABR/SF	Rent Spread[2]
Retail	32	54,402	$37.30	3.0%	Retail	149	607,200	$29.70	6.7%
Industrial	16	64,709	$12.39	(0.2)%	Industrial	66	207,468	$13.70	4.2%
Office	3	2,460	$34.83	—%	Office	13	25,874	$31.00	1.5%
1 Per Glossary of Terms, Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.
2 Rent Spread is calculated for Comparable Leases, a subset of the total population of leases for the period presented.
3 During the third quarter of 2020, fourth quarter of 2020 and first quarter of 2021, there were 35, 21 and 15 COVID-related lease modification extensions included in the totals herein (generally shorter-term, in nature), respectively. Note that, by definition, only extensions that cover comparable space and comparable lease terms are included in the Comparable Lease pool.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 16 – Portfolio Repositioning, Redevelopment & Development Summary
As of March 31, 2021

(dollars in millions; unaudited)

										Leasing Activity
Project	Phase	Target In-service	Target Stabilization	Book Value of Land & Related Costs	Total Estimated Project Capital Costs	Project Capital Costs Incurred to Date	Estimated Incremental Stabilized NOI	Estimated Stabilized Yield on Total Project Capital Costs	Projected GLA (SF)	% Leased	% Under Letter of Intent	Total
Redevelopment
Aikahi Park Shopping Center	Construction	4Q2021	2Q2022	N/A	$18.0 - $18.8	$8.5	$1.5 - $1.7	8.2 - 9.0%	98,000	94%	—	94%

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 17 – Transactional Activity (2020 - 2021)
As of March 31, 2021

(dollars in millions; unaudited)

Dispositions
Property	Type	Location	Date (Month/Year)	Sales Price	GLA (SF)
The Collection (Suites 2 & 3)	Retail	Oahu, HI	2/20	$6.0	6,100
Residual Maui land	Land	Maui, HI	2/21	0.3	N/A
Total				$6.3	6,100

Land Operations

Alexander & Baldwin, Inc.
Land Operations
Table 18 – Statement of Operating Profit and EBITDA

(amounts in millions; unaudited)

	Three Months Ended March 31,
	2021	2020
Development sales revenue	$—	$3.6
Unimproved/other property sales revenue	11.3	2.1
Other operating revenue[1,2]	5.8	5.3
Total Land Operations operating revenue	$17.1	$11.0
Land Operations operating costs and expenses[3]	(8.2)	(8.1)
Selling, general and administrative	(0.9)	(1.2)
Gain (loss) on disposal of assets, net	0.1	—
Earnings (loss) from joint ventures	3.6	3.0
Interest and other income (expense), net	(0.3)	(0.2)
Total Land Operations operating profit (loss)[2]	$11.4	$4.5

	Three Months Ended March 31,		TTM March 31,
	2021	2020	2021
Land Operations Operating Profit (Loss)[2]	$11.4	$4.5	$22.3
Land Operations depreciation and amortization	0.3	0.4	1.4
Land Operations EBITDA	$11.7	$4.9	$23.7

[1] Other operating revenue includes revenue related to trucking, renewable energy and diversified agriculture.
2 As described in the Company’s other filings with the SEC, during the current year, the Company changed the composition of its reportable segments which caused reported amounts (i.e., revenue and operating profit) in the historical period to be reclassified from Land Operations to Materials & Construction. All comparable information for the historical periods has been restated to reflect the impact of these changes.

[3] Includes intersegment operating charges primarily from CRE that are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc.
Land Operations
Table 19 – Key Active Development-for-sale Projects and Investments
As of March 31, 2021

(dollars in millions, except per square foot and per unit amounts; unaudited)

														Construction Timing		Sales Closing Timing
Project	Location	Product Type	Est. Economic Interest[1]	Planned Units or Saleable Acres	Avg Size of Remaining Units (SF) or Lots (Acres)	Units / Acres Closed	Unit / Acres Remaining	Target Sales Price Range per SF / per Unit for Remaining	Est. Total Project Cost / Investment Cost[2]	A&B Projected Capital Commitment[3]	Total Project Costs Incurred to Date	A&B Gross Investment (Life to Date)	A&B Net Book Value	Start / Est. Start	Est. Substantial Completion	Start / Est. Start	Est. End
Maui Business Park (Phase II)	Kahului, Maui	Light industrial lots	100%	116.7 acres	1.2 acres	50.1 acres	66.6 acres	$38-$60 per SF	$90	N/A	$73	$73	$33	2011	2021	2012	2030+
Kukui‘ula	Poipu, Kauai	Resort residential	75% +/- 5%	1,425 units	N/A	388 units*	1,037 units	$1.6M per unit	$1,071	$343	$656	$323	$110	2006	2041	2006	2042
Other Kukui‘ula Related Investments[4]	Poipu, Kauai	Resort residential	75% +/- 5%	58 units	N/A	52 units	6 units	$2.3M per unit	$102	$53	$80	$52	$14	2012	2018	2013	2022

* For context, during the first quarter of 2021, a large parcel of land was sold by the joint venture as part of a bulk sale transaction to a third-party developer which represented 150 of the units contemplated in the total project.

[1] Estimated economic interest represents the Company's estimated share of distributions after return of capital contributions based on current forecasts of sales activity. Actual results could differ materially from projected results due to the timing of expected sales, increases or decreases in estimated sales prices or costs and other factors. As a result, estimated economic interests are subject to change. Further, as it relates to certain of our joint venture projects, information disclosed herein is obtained from our joint venture partners, who maintain the books and records of the related ventures.

[2] Includes land cost at book value, including capitalized interest, but excluding sales commissions and closing costs.
[3] Includes land cost at contribution value and total expected A&B capital to be contributed. The estimate includes due diligence costs and capitalized interest, but excludes capital projected to be contributed by equity partners, third-party debt, and amounts expected to be funded from project cash flows and/or buyer deposits.

[4] Includes two joint venture investments in vertical construction, development-for-sale projects at Kukui‘ula, as well as notes receivable from a Kukui‘ula development-for-sale project.

Alexander & Baldwin, Inc.
Land Operations
Table 20 – Landholdings
As of March 31, 2021

(in acres; unaudited)

Type	Kauai	Maui	Oahu	Total Acres
Land used in other operations	—	21	—	21
Urban land, not in active development/use
Urban Developable, with full or partial infrastructure	2	110	—	112
Urban Developable, with limited or no infrastructure	29	123	—	152
Urban Other	1	23	—	24
Subtotal - Urban land, not in active development/use	32	256	—	288
Agriculture-related
Agriculture/Other	6,155	5,372	75	11,602
Urban entitlement process	260	357	—	617
Conservation & preservation	12,488	355	509	13,352
Subtotal - Agriculture-related	18,903	6,084	584	25,571
Total Land Operations Landholdings	18,935	6,361	584	25,880

Materials & Construction

Alexander & Baldwin, Inc.
Materials & Construction
Table 21 – Statement of Operating Profit, EBITDA and Adjusted EBITDA

(dollars in millions; unaudited)

	Three Months Ended March 31,		TTM March 31,
	2021	2020	2021
Materials & Construction
Operating revenue	$24.0	$26.4	$114.2
Operating costs and expenses	(23.7)	(25.0)	(105.5)
Selling, general and administrative	(3.9)	(4.5)	(14.4)
Intersegment operating charges, net[1]	(0.2)	(0.6)	(1.2)
Impairment of assets	—	—	(5.6)
Gain (loss) on disposal of assets, net	—	—	0.2
Income (loss) related to joint ventures	(0.2)	0.3	0.8
Interest and other income (expense), net	—	0.1	0.3
Operating Profit (Loss)[2,3]	$(4.0)	$(3.3)	$(11.2)
Materials & Construction depreciation and amortization	2.6	2.8	10.6
Materials & Construction EBITDA[3]	$(1.4)	$(0.5)	$(0.6)
Impairment of assets	—	—	5.6
Loss (income) attributable to noncontrolling interest	—	0.6	(0.2)
Materials & Construction Adjusted EBITDA[3]	$(1.4)	$0.1	$4.8

Other discrete items impacting the respective periods - income/(loss):
One-time charges related to the evaluation of strategic options for the Materials & Construction segment	$(0.1)	$(0.1)	$(0.5)

	March 31, 2021	December 31, 2020
Backlog at period end[4]	$127.2	$126.7

[1] Primarily intersegment rent expense from leases with the CRE segment. Such operating charges (and also the related revenue recorded by the other segments) are eliminated in the consolidated results of operations.

[2] Includes the results of GLP Asphalt, a 70%-owned, consolidated joint venture, and GPRM Prestress ("GPRM"), a 51% previously owned, consolidated joint venture that was disposed of at the end of Q2 2020.

3 As described in the Company’s other filings with the SEC, during the current year, the Company changed the composition of its reportable segments which caused reported amounts (i.e., revenue and operating profit) in the historical period to be reclassified from Land Operations to Materials & Construction. All comparable information for the historical periods has been restated to reflect the impact of these changes.

[4] Commencing with the Supplemental Information for the three and six months ended June 30, 2020, the backlog for each of the period presented excludes backlog related to GPRM (due to its disposal at the end of Q2 2020).